                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

[X]     Filed by Registrant

[ ]     Filed by a Party other than the Registrant

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to 167; 240.14a-12

                                  FC BANC CORP.
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                (Name of Registrant As Specified in its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



1)      Title of each class of securities to which transaction applies:

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2)      Aggregate number of securities to which transaction applies:

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3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):(1)

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4)      Proposed maximum aggregate value of transaction:

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5)      Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


        1)  Amount Previously Paid:

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        2)  Form, Schedule or Registration Statement No.:

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        3)  Filing Party:

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        4)  Date Filed:

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

                                 FC BANC CORP.
                         Farmers Citizens Bank Building
                           123 North Sandusky Avenue
                                  P.O. Box 567
                              Bucyrus, Ohio 44820
                                 (419) 562-7040

                                PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FC Banc Corp. Proxies solicited by the board will be voted at FC Banc Corp.'s Annual Meeting of Shareholders to be held on Wednesday, March 27, 2002 at the Bucyrus Public Library, Community Room, 200 East Mansfield Street, Bucyrus, Ohio at 1:00 p.m. local time, or at any adjournment or postponement thereof. This Proxy Statement, together with the Notice of Annual Meeting, Proxy, and Annual Report of FC Banc Corp. for the fiscal year ended December 31, 2001, are first being mailed to shareholders on or about March 7, 2002. The date of this Proxy Statement is February 28, 2002. The Annual Report is not to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

ACTIONS TO BE TAKEN AT THE MEETING

         Shareholders will be asked to elect three individuals to serve as directors for the term ending at the 2005 annual meeting. Shareholders will also be asked at the annual meeting to ratify the board's appointment of S.R. Snodgrass, A.C. to serve as independent auditors of FC Banc Corp. for the fiscal year ending December 31, 2002.

RECORD DATE AND OUTSTANDING SHARES

         If you were a shareholder of record at the close of business on February 11, 2002, you are entitled to vote at the annual meeting. FC Banc Corp.'s outstanding stock consists solely of common stock, of which 579,862 shares were issued and outstanding at the close of business on the record date.

QUORUM

         When represented at the annual meeting in person or by proxy, a majority of the voting power of FC Banc Corp. will constitute a quorum. If a quorum is not present, a majority of the voting power present may adjourn the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

VOTE REQUIRED

         Each outstanding share of FC Banc Corp. common stock is entitled to one vote. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise.

         A plurality of votes cast is sufficient to elect directors, meaning the individuals receiving the greatest number of votes will be elected to serve as director.

VOTING AND REVOCATION OF PROXIES

         When your proxy is properly executed and returned to FC Banc Corp., your shares will be voted at the annual meeting in accordance with your directions. If you do not give directions, the shares will be voted in favor of election of the nominees identified herein, in favor of ratifying the appointment of FC Banc Corp.'s independent auditors, and in the best judgment of the proxy holders on any other matters that properly come before the annual meeting.

         You may revoke a proxy at any time before it is voted by

         o attending the meeting and voting in person (but attendance will not by itself constitute revocation),
         o filing with the Secretary another proxy duly executed and bearing a later date, or
         o giving to the Secretary written notice of the proxy revocation at or before the meeting.

         If you decide to revoke your proxy, please give written notice of revocation to Mr. Terry L. Gernert, Secretary, at P.O. Box 567, Bucyrus, Ohio 44820.

ABSTENTIONS AND BROKER NON-VOTES

         Shares represented by a proxy directing abstention on any proposal will not be voted on that proposal, but will be included in calculating the number of shares present at the annual meeting. For the election of directors, a plurality of the votes cast is sufficient to elect directors. Abstentions and broker non-votes will therefore have no effect on the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the February 11, 2002 record date, no person owns of record or is known by FC Banc Corp. to be the beneficial owner of more than 5% of FC Banc Corp. common stock, except as may be indicated in the table below. The table to follow shows the beneficial ownership of FC Banc Corp. common stock on the record date by

               o each director and director nominee and each executive officer identified in the Summary Compensation Table below, and

               o all directors and executive officers of FC Banc Corp. as a group.

         For purposes of this table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named in the table or shared with members of his or her household. Shares deemed to be outstanding for purposes of computing "Percent of Common Stock" are calculated on the basis of 579,862 shares outstanding, plus the number of shares a person or group has the right to acquire within 60 days.


                                                                      Shares beneficially       Shares acquirable        Percent of
FC Banc Corp. directors, nominees and named executive officers              owned               within 60 days by       common stock
                                                                                               exercise of options
-------------------------------------------------------------------   --------------------     -------------------      ------------
David G. Dostal ...................................................         2,348                      4,640                1.1 %
Patrick J. Drouhard ...............................................           200                        720                 (4)
Terry L. Gernert ..................................................      27,735(1)                     4,440                5.1 %
Samuel J. Harvey ..................................................         1,000                      1,080                 (4)
G.W. Holden .......................................................       7,402(2)                    19,090                4.2 %
Robert D. Hord ....................................................         4,544                      4,640                1.5 %
Charles W. Kimerline ..............................................         2,452                      4,640                1.1 %
John O. Spreng ....................................................         1,024                      2,840                 (4)
Joan C. Stemen ....................................................      18,264(3)                     3,540                3.5 %
All FC Banc Corp. directors, nominees and executive officers as a
group (11 persons) ................................................        65,025                     46,150               17.8 %


(1) Includes 7,084 shares held in his custodial individual retirement accounts. Also includes 2,515 shares held in his spouse's custodial individual retirement account and 1,779 shares held directly by his wife. Mr. Gernert disclaims beneficial ownership of shares held by his spouse.
(2) Includes 200 shares held by Mr. Holden's sons, W. Gregory Holden (100) and Stephen M. Holden (100), respectively. Note: G. W. Holden's employment and positions as President and Chief Executive Officer of FC Banc Corp. and The Farmers Citizens Bank were terminated by action of the Board of Directors on February 19, 2002, and Mr. Holden subsequently resigned as a director of both companies.

(3) Includes 10,592 shares held by Mrs. Joan C. Stemen's spouse. Mrs. Stemen disclaims beneficial ownership of shares held by her spouse.

(4)      Less than 1%.

FIRST PROPOSAL - ELECTION OF DIRECTORS

         Article Eighth of FC Banc Corp.'s articles of incorporation provides for three classes of directors, each class serving a term of three years. Under
Section 2.2 of FC Banc Corp.'s regulations, the board may consist of no fewer than 5 and no more than 12 directors, the precise number being fixed from time to time by shareholders. The number of directors is currently fixed at nine. Although the board has no reason to believe that any of the nominees will decline or be unable to serve as a director, should that occur the proxy holders will vote for such other person or persons as may be designated by the board.


Director nominees and          Age        Director       Current       Principal occupation in
continuing directors                      since        term expires    the last 5 years
-------------------------    -------     ---------    -------------   ----------------------------------------------------
NOMINEES FOR THE TERM ENDING IN 2005:

Patrick J. Drouhard            50          2000           2002          A native of Loudonville, Patrick J. Drouhard has
                                                                        served for more than 14 years as Superintendent
                                                                        of the Cardington-Lincoln School District,
                                                                        Cardington, Ohio. Mr. Drouhard served as an
                                                                        advisory board member to The Farmers Citizens
                                                                        Bank's Cardington Office before joining FC Banc
                                                                        Corp.'s board in 2000

Samuel J. Harvey               66          1999           2002          Samuel J. Harvey was Mayor of the Village of
                                                                        Cardington, Morrow County, Ohio for over six
                                                                        years, and previously served for eleven years as
                                                                        a member of the Village Council. A retired
                                                                        teacher, Mr. Harvey was a vocational
                                                                        agricultural instructor at Cardington Lincoln
                                                                        High School for 27 years. He is also a
                                                                        Lieutenant Colonel (Retired), U.S. Army
                                                                        Reserves. Mr. Harvey is active with a number of
                                                                        vocational education associations and local
                                                                        civic organizations, and is a member of the
                                                                        Board of Trustees of the Cardington First United
                                                                        Methodist Church

Charles W. Kimerline           64          1992           2002          Charles W. Kimerline was appointed to fill a
                                                                        vacancy on the Board of Directors of The Farmers
                                                                        Citizens Bank in 1992, and has been a director
                                                                        of FC Banc Corp. since 1994. Mr. Kimerline is
                                                                        the President of Bucyrus Road Materials, Inc.,
                                                                        Vice President of Geiger-Kimerline Farms, Inc..,
                                                                        and Secretary and Treasurer of BuE Comp, Inc.

CONTINUING DIRECTORS:

David G. Dostal                54          1994           2003          Mr. Dostal is President of The Auck Dostal
                                                                        Agency, Inc., an independent insurance agency.
                                                                        He has held this position since 1989. Mr. Dostal
                                                                        is also Vice President of ADM Benefit Plans,
                                                                        Inc.

Terry L. Gernert               49          1984           2004          A director of The Farmers Citizens Bank
(Secretary and Treasurer)                                               since 1984 and of FC Banc Corp. since 1994,
                                                                        Mr. Gernert is a partner in the law firm of
                                                                        Kennedy, Purdy, Hoeffel, & Gernert, LLC, a
                                                                        position he has held since 1980. Mr. Gernert
                                                                        also acts as Secretary and Treasurer of FC Banc
                                                                        Corp. His status as Secretary and Treasurer is
                                                                        an officer position in name only

Robert D. Hord                 56          1979           2003          Robert D. Hord has been a director of The
(Chairman of the Board)                                                 Farmers Citizens Bank since 1979 and of FC
                                                                        Banc Corp. since 1994. Mr. Hord is the President
                                                                        of Hord Livestock, Inc., a position he has held
                                                                        since 1979. Hord Livestock Company, Inc. is a
                                                                        grain and hog operation in Crawford County, Ohio

John O. Spreng, Jr.            53          1997           2004          John O. Spreng, Jr. is Vice President of
                                                                        Longacre Farms, Inc., a grain and dairy
                                                                        operation in Crawford County, Ohio

Joan C. Stemen                 68          1986           2003          Joan C. Stemen has served as a director of The
                                                                        Farmers Citizens Bank since 1986 and of FC Banc
                                                                        Corp. since 1994. Mrs. Stemen served as Vice
                                                                        President & Cashier of the bank until her
                                                                        retirement in 1989

         Note: G. W. Holden's employment and positions as President and Chief Executive of FC Banc Corp. and The Farmers Citizens Bank were terminated by action of the Board of Directors on February 19, 2002, and Mr. Holden subsequently resigned as a director of both companies. Mr. Holden's term as a director of FC Banc Corp. would have expired in 2004. It is anticipated that the vacancy created by his resignation will be filled by the Board of Directors pursuant to the Code of Regulations, as soon as a suitable replacement is identified.

         All directors of FC Banc Corp. are currently serving as directors of The Farmers Citizens Bank. However, directors of The Farmers Citizens Bank are elected annually and do not serve staggered terms. All of FC Banc Corp.'s directors are expected to be nominated and elected to serve as directors of The Farmers Citizens Bank for the following year.
         There are no family relationships among any of FC Banc Corp.'s directors or executive officers. No director was selected or serves under any arrangement or understanding with any other person. Except as may be noted, none of FC Banc Corp.'s directors and executive officers serves as a director of (1) any company that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940. None of FC Banc Corp.'s directors or executive officers has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved. None of them have been convicted of any crime, excluding traffic violations and similar minor offenses.

Executive officers of FC Banc Corp. and         Age           Principal occupation in the last 5 years
The Farmers Citizens Bank
-----------------------------------------    ---------        -------------------------------------------------------------------

Coleman J. Clougherty, Interim Chief             44           Mr. Clougherty joined The Farmers Citizens Bank in July 2001
Executive Officer                                             as Vice President - Administration, and was appointed by the Board of
                                                              Directors of FC Banc Corp. and The Farmers Citizens Bank to serve as interim Chief Executive Officer of both companies on February 25,
                                                              2002. Mr. Clougherty has over 21 years of experience in the banking industry. The Board of Directors of FC Banc Corp. and The Farmers
                                                              Citizens Bank presently anticipate that they will make a decision with respect to a permanent Chief Executive Officer after an evaluation period of approximately six months.

Donald Denney, President of The                  51           Mr. Denney joined The Farmers Citizens Bank in February 1996
Farmers Citizens Bank                                         as a lending officer, and was promoted to Vice President and
                                                              Chief Lending Officer in March 1996. The Board of Directors
                                                              of The Farmers Citizens Bank elected Mr. Denney to the
                                                              position of President on February 25, 2002. Mr. Denney has more than 25 years of experience in the banking industry.

Jeffrey Wise, Assistant Vice President           41           Mr. Wise joined The Farmers Citizens Bank in March 1993 as
and Chief Financial Officer                                   senior accountant, and was named Assistant Vice President, Chief
                                                              Financial Officer and Cashier in April 1997. He has worked in the banking industry for more than 10 years


G.W. Holden was the Chief Executive Officer and President of FC Banc Corp. and The Farmers Citizens Bank during fiscal year 2001. Mr. Holden's employment and positions as President and Chief Executive Officer of FC Banc Corp. and The Farmers Citizens Bank were terminated by action of the Board of Directors on February 19, 2002.

Director Compensation

         Director Fees. Annual fees of $849 were paid to FC Banc Corp.'s directors in 2001. All of the directors and executive officers of FC Banc Corp. are also directors and officers of The Farmers Citizens Bank, the banking subsidiary of FC Banc Corp. Directors of the bank each received $7,638 in 2001 for meetings of the bank's board and its committees, except that the Chairman, Director Hord, received fees of $9,760, and Terry L. Gernert received $11,882 in recognition of his responsibility as secretary for the conduct of board meetings and for maintaining board minutes and corporate records. FC Banc Corp.'s President and Chief Executive Officer does not receive directors' fees for his service as a director of FC Banc Corp. or The Farmers Citizens Bank.

         Stock Options. Directors also received the following non-qualified stock option grants on the indicated dates (adjusted for later stock splits):


    Number of shares          Portion vested or that    Exercise price      Month and year of     Option term
acquirable by exercise of     will be vested within        per share             grant
 options granted to each            60 days
director serving at the
     time of grant
--------------------------   ------------------------   ---------------   --------------------   -------------
    1,800                                    1,800      $         22          April 1997              10 years
    2,200                                    1,760      $         22          March 1998              10 years
    1,800                                    1,080      $         28          March 1999              10 years


The options vest and become exercisable in five equal annual installments, the first 20% becoming exercisable one year after the grant date. However, unexercised options become fully exercisable if a tender offer for FC Banc Corp. common stock occurs or if FC Banc Corp.'s shareholders approve an agreement whereby FC Banc Corp. will cease to be an independent, publicly owned company or whereby FC Banc Corp. agrees to a sale of substantially all of its assets.

         The grant in April 1997 of options to acquire 1,800 shares was automatic under the terms of FC Banc Corp.'s 1997 Stock Option and Incentive Plan. Likewise, each director elected or appointed after April 1997 but during the 10-year term of the stock option plan has received or will receive automatically a grant of options to acquire 1,800 shares of common stock (or such greater or lesser number as may be provided under the terms of the stock option plan if there is a change in FC Banc Corp.'s capitalization), provided that the director is not also an officer or employee of FC Banc Corp. or The Farmers Citizens Bank. Accordingly, Director Drouhard received in 2000 an automatic grant of options to acquire 1,800 shares, although non-employee directors as a group did not receive a discretionary grant of options in 2000. A total of 65,004 shares are reserved for issuance pursuant to stock option grants under the plan. No individual may be granted more than 50% of the total shares reserved for issuance under the plan, a non-employee director may receive options to acquire no more than 5% of the total shares subject to the plan (5% is 3,250 currently), and all non-employee directors as a group may receive options to acquire no more than 30% of the total shares acquirable under the plan (30% is 19,501 currently). Although the initial stock option grants made to each director (representing the right to acquire 1,800 shares) are specifically provided for under the terms of the 1997 Stock Option and Incentive Plan, because of the 5% and 30% plan limitations the remaining stock option grants to non-employee directors have been recharacterized by FC Banc Corp. as grants made outside of the terms of the stock option plan. The terms of these recharacterized stock option grants have not changed. Accordingly, FC Banc Corp. has reserved additional shares for issuance pursuant to these subsequent stock option grants to non-employee directors.

         Unless the committee administering the stock option plan provides in an individual stock option agreement that the option holder's stock options may not be exercised after termination of service, a director, officer or employee whose service terminates (excepting termination as a result of death or disability) has three months after termination within which he may exercise options that are then vested and exercisable, forfeiting any unvested options and any options not exercised within that three-month period. Options held by a director, officer or employee whose service terminates as a result of death or disability become fully exercisable at the time of termination and remain exercisable for (a) three months in the case of termination due to disability, and (b) one year in the case of termination due to death. But again the committee administering the stock option plan may provide in an individual stock option agreement that post-termination exercise is not permitted. A director, officer or employee whose service is terminated for cause forfeits all unexercised stock options, and no option may be exercised after 10 years from the date of grant.

         Director Retirement Plan and Insurance. In late 1999, The Farmers Citizens Bank entered into director retirement plan agreements with each of its non-employee directors. For directors other than Mr. Harvey, the director retirement plan provides that each director with 15 years of continuous service or his or her beneficiary will receive an annual benefit in an amount determined by reference to the directors years of service before retirement, but the benefit will be at least equal to that director's board fees in the year before retirement. The retirement plan was amended in 1999 to provide pro rata benefits for any director who is unable to satisfy the 15-year service requirement because of FC Banc Corp.'s mandatory director retirement age (age 70). Payable out of The Farmers Citizens Bank's general assets, the annual retirement benefit is payable for 15 years. The retirement plan agreements provide for disability payments instead of retirement benefits if a director's service terminates before age 70 due to disability. If a change in control occurs, directors will receive a lump sum payment (discounted at an 8% interest rate) within 60 days after termination of service as a director, rather than annual payments for 15 years. For purposes of the director retirement plan, a change in control means the transfer of 20% or more of The Farmers Citizens Bank's common stock followed within 24 months by replacement of 50% or more of the members of The Farmers Citizens Bank's directors. For Director Samuel J. Harvey, when he reaches age 70 he will receive an annual retirement benefit equal to 50% of his board fees in the year before retirement. Although benefits are payable out of the banks general assets, The Farmers Citizens Bank has purchased life insurance on the directors' lives and expects to recover at the time of a director's death the retirement benefits previously paid to that director. A director becomes ineligible to continue serving as a director when he or she reaches age 70, even if the directors current term has not yet expired.

Board and Committee Meetings

         FC Banc Corp.'s board held 10 meetings in 2001.

         The Compensation/Benefits Committee met 6 times in 2001. This committee recommends basic wage and salary administration and reviews compensation arrangements and benefits for all officers. Committee members are David G. Dostal, Chairman of the Compensation/Benefits Committee, Joan C. Stemen, Samuel
J. Harvey and, until February 19, 2002, G.W. Holden. Mr. Holden did not participate in committee deliberations and voting concerning his own compensation.

         The New Director Committee met once in 2001. The New Director Committee recommends to the full Board of Directors persons for nomination to serve as director. Terry L. Gernert is Chairman of the New Director Committee. Directors Dostal, Drouhard and, until February 19, 2002, Holden also serve on the New Director Committee. According to Section 1.12 of FC Banc Corp.'s regulations, any shareholder who desires to recommend an individual for nomination to the board must provide a written statement containing the candidate's name, qualifications and background to the board at least 60 days before the annual meeting (or a special meeting) of FC Banc Corp. at which an election for directors is to occur.

         While he or she was serving as a director, each director attended more than 75% of the aggregate of (1) the total number of meetings of the board and
(2) the total number of meetings held by all committees of the board on which he or she served in 2001.

         Audit Committee. The Audit Committee met 12 times to review the previous fiscal year, the scope of the audit and internal accounting procedures and controls. Members of the Audit Committee are Joan C. Stemen, who serves as Chairperson of the Audit Committee, Terry L. Gernert and Samuel J. Harvey. FC Banc Corp.'s board has adopted a written charter for the Audit Committee.

         Audit Committee Independence. In the opinion of FC Banc Corp.'s board, none of Directors Gernert, Harvey or Stemen have a relationship with FC Banc Corp. or the bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them are or have for the past three years been employees of FC Banc Corp. or The Farmers Citizens Bank, and none of their immediate family members are or have for the past three years been executive officers of FC Banc Corp. or the bank. In the opinion of FC Banc Corp.'s board, Directors Harvey and Stemen are "independent directors", as that term is defined in Rule 4200(a)(14) of the rules of the National Association of Securities Dealers, Inc.

         Director Gernert is a partner in a law firm that provides legal services to FC Banc Corp. and The Farmers Citizens Bank, and Director Gernert and his law firm are borrowers of The Farmers Citizens Bank in the ordinary course of business. Payments made to Director Gernert's law firm by FC Banc Corp. and The Farmers Citizens Bank have not exceeded the greater of (a) 5% of the law firm's revenues or (b) $200,000. Although Director Gernert holds the title of Secretary and Treasurer, he is an officer in name only, receiving no compensation in those capacities in addition to his director compensation. Nevertheless, Director Gernert's relationships and transactions with FC Banc Corp. and The Farmers Citizens Bank could prevent him from being considered an "independent director" under NASD Rule 4200(a)(14). But because of Director Gernert's expertise and his 18 years of institutional knowledge and experience as a director of the organization, FC Banc Corp.'s board believes that Director Gernert's membership on the committee is in the best interests of the corporation and its shareholders.

         Audit Committee Report. The Audit Committee has submitted the following report for inclusion in this proxy statement:
               The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2001 and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, A.C., FC Banc Corp.'s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor's independence), and has discussed with S.R. Snodgrass, A.C. the independent accountants= independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in FC Banc Corp.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                  Submitted by the Audit Committee,
                  Joan C. Stemen, Chairperson
                  Terry L. Gernert
                  Samuel J. Harvey

         Audit Fees. The aggregate fees billed for professional services rendered by S.R. Snodgrass, A.C. for the audit of FC Banc Corp.'s annual financial statements for the year ended December 31, 2001 and for S.R. Snodgrass, A.C.'s reviews of the financial statements included in FC Banc Corp.'s Forms 10-QSB filed with the Securities and Exchange Commission for the third and fourth quarters of 2001 were $29,702. The company's former independent auditor, Dixon, Francis, Davis & Company reviewed the financial statements included in FC Banc Corp's Forms 10-QSB filed with the SEC for the first and second quarters of 2001 at an aggregate fee of $2,379.

         Financial Information Systems Design and Implementation Fees. Neither Dixon, Francis, Davis & Company nor S.R. Snodgrass, A.C. performed services and therefore billed no fees relating to operating or supervising the operation of FC Banc Corp.'s information systems or local area network or for designing or implementing FC Banc Corp.'s financial information management systems during 2001.

         All Other Fees. The aggregate fees billed for other services rendered to FC Banc Corp. by Dixon, Francis, Davis & Company and S.R. Snodgrass, A.C. in 2001 were $46,792 and $- 0 -, respectively, including regulatory and shareholder reporting, tax-related services and other professional services.

         Executive Compensation

         FC Banc Corp. does not pay any cash compensation to its officers or employees. Cash compensation is paid by The Farmers Citizens Bank only. For the President and Chief Executive Officer, and for any of the bank's most highly compensated executive officers serving as an executive officer of the bank at the end of fiscal year 2001 and whose total compensation (including salary and bonus) exceeded $100,000, the following table sets forth information regarding all forms of compensation paid or payable to the named executive officer(s) for services in all capacities for the years indicated:

                           SUMMARY COMPENSATION TABLE

                                                                           Long-term compensation
                                                                           ----------------------
                                                  Annual compensation              Awards                   Payouts
                                               -----------------------        ---------------              ----------
Name and                Year         ($)         ($)          ($)            ($)             (#)               ($)          ($)
principal position                Salary(1)     Bonus     Other annual   Restricted        Securities         LTIP       All other
                                                          compensation   stock awards   underlying options   Payouts   compensation
------------------------------------------------------------------------------------------------------------------------------------
G.W. Holden,            2001       $ 107,500   $     0        (2)         .........             0            .......  $  7,788(3)(4)
President and Chief     2000       $  96,700   $     0        (2)         .........             0            .......  $  7,600
Executive Officer       1999       $  92,700   $25,000        (2)                           1,800            .......  $  8,852


Note: G. W. Holden's employment and positions as President and Chief Executive Officer of FC Banc Corp. and The Farmers Citizens Bank were terminated by action of the Board of Directors on February 19, 2002. The base salaries of each of Coleman J. Clougherty, the newly appointed interim Chief Executive Officer of FC Banc Corp. and The Farmers Citizens Bank, and Donald Denney, the newly appointed President of The Farmers Citizens Bank, were approximately $85,000 and $55,000, respectively, for fiscal year 2001. The Compensation/Benefits Committee of the Board of Directors is expected to address any appropriate salary and benefits adjustments arising from Mr. Clougherty's and Mr. Denney's new positions in the near future.

(1) Includes amounts deferred at the election of the named executive officer(s) under the 401(k) Plan of The Farmers Citizens Bank.
(2) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.
(3) The Farmers Citizens Bank has a split-dollar life insurance policy on the life of the President and Chief Executive Officer. Under the terms of a February 20, 1997 Split-Dollar Agreement between the bank and Mr. Holden, the bank is responsible for all of the premium costs but obtains a security interest in the insurance proceeds to ensure that the bank is reimbursed when proceeds become payable or when the policy is cancelled. Allocation of the proceeds is as follows: the bank is first reimbursed for premiums paid; the executive then receives an amount calculated by reference to his final compensation; and the bank receives the remainder, if any. Because coverage under an existing policy on the life of the previous Chief Executive Officer was transferred to a policy covering the life of Mr. Holden (and the bank was credited for the lump sum premium previously paid for the former executive's policy), the split-dollar life insurance policy on the life of Mr. Holden did not represent additional cash expense to the bank. The February 20, 1997 Split Dollar Agreement provides for a payment to Mr. Holden's beneficiaries at his death of four times Mr. Holden's final annual salary, less $50,000. The February 20, 1997 Split Dollar Agreement terminated, in accordance with its terms, upon the termination of Mr. Holden's employment.
(4) Bank contributions in 2001 to the 401(k) Plan on behalf of Mr. Holden consisted of a $2,266 matching contribution and a $3,379 discretionary contribution. The All other compensation amount for 2001 also includes taxable income of $387 attributable to Mr. Holden as a result of his contingent interest in the split-dollar policy discussed in note (3).

         Employment, Salary Continuation and Split-Dollar Agreements. As of the date of this Proxy Statement, counsel for the Boards of FC Banc Corp. and The Farmers Citizens Bank are in discussions with Mr. Holden and his counsel for the purpose of reaching agreement concerning severance arrangements for Mr. Holden under his employment agreement and associated compensation arrangements. The following is intended to be a general summary of the provisions of Mr. Holden's employment agreement and associated compensation arrangements that may be applicable to Mr. Holden's recent termination. Mr. Holden was serving under an employment agreement dated March 31, 1998, as amended December 8, 1999 and July 10, 2001 (the "Employment Agreement"). The Employment Agreement had a rolling three-year term which renewed each March 31st. The last renewal having occurred on March 31, 2001, the employment agreement had an approximately two year term remaining at the time of Mr. Holden's termination. The

Employment Agreement provides that Mr. Holden is entitled to severance equal to the amount of compensation remaining unpaid for the unexpired term of the agreement if he is terminated without cause, with the severance compensation payable in a lump sum within 30 days of termination. The Employment Agreement also provides that Mr. Holden is entitled to the continuation of employee benefits for 90 days after termination, and that Mr. Holden has the right to purchase the company automobile that FC Banc Corp. and The Farmers Citizens Bank have provided for his use during employment for its fair market value.

         Mr. Holden and The Farmers Citizens Bank also are parties to an Amended and Restated Salary Continuation Agreement dated July 10, 2001 (the "Salary Continuation Agreement") providing for an annual early termination benefit for 15 years in the amount of $47, 131 per year. According to the terms of the Salary Continuation Agreement, payment of the annual benefit commences when Mr. Holden reaches normal retirement age of 65 in 2011. Rather than paying the early termination annual benefit to Mr. Holden over a 15 year period beginning in 2011, if Mr. Holden petitions the Board of Directors of Farmers Citizens Bank for payment of the entire benefit in a lump sum, the Board of Directors may, in its discretion, pay to him his early termination benefits in a single lump sum. The single lump sum would be in an amount equal to the "accrual balance" of such early termination benefits ($185,159), less any early termination benefits already paid and plus interest at a rate of 8% on the accrual balance not yet paid for the period from the date Mr. Holden's employment was terminated to the date of payment of the lump sum amount. In the event that a "change of control" (as defined in the Salary Continuation Agreement) occurs during the 15 year payment period and Mr. Holden is receiving his early termination benefit at that time, Mr. Holden's remaining benefits would be payable in a lump sum payment (calculated as set forth above) within 3 days after the occurrence of the "change of control".

         The term "change of control" is generally defined in the Salary Continuation Agreement to mean the occurrence of one or more of the following events--

               1) Merger: FC Banc Corp. merges into another corporation, or merges another corporation into FC Banc Corp., and as a result shareholders of FC Banc Corp. end up with less than 65% of the combined voting power of the resulting corporation, or

               2) Acquisition of Significant Share Ownership: a person or group of persons acting in concert files under the Securities Exchange Act of 1934 a report of beneficial ownership disclosing that the person or group has or have become the beneficial owner of 15% or more of a class of FC Banc Corp.'s voting securities, excluding beneficial ownership of FC Banc Corp. shares held in a fiduciary capacity by The Farmers Citizens Bank, or

               3) Change in Board Composition: during any period of two consecutive years, individuals who constitute FC Banc Corp.'s board of directors at the beginning of the two-year period cease for any reason to constitute a majority of the board. However, each director who is first elected by the board (or first nominated by the board for election by shareholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the period is deemed to have been a director at the beginning of the two-year period, or

               4) Sale of Assets: FC Banc Corp. sells to a third party all or substantially all of FC Banc Corp.'s assets.

         The Farmers Citizens Bank has also conditionally promised in the Salary Continuation Agreement to make an additional payment to Mr. Holden if a change in control occurs. The additional payment, sometimes referred to as a "tax gross-up payment," will be payable if and only if the total benefits or payments to which he is entitled are subject to the "golden parachute" provisions of the Internal Revenue

Code (whether the benefits or payments arise under an employment agreement or under another compensation plan or arrangement, including the Salary Continuation Agreement). The "golden parachute" provisions of the Internal Revenue Code include section 280G, which can eliminate the employer's compensation expense deduction for a substantial portion of the change-in-control benefits paid to an executive, and section 4999, which imposes a 20% excise tax on the executive receiving change-incontrol benefits over a certain threshold. If an executive's change-in-control benefits exceed that threshold, which is roughly three times the executive's average annual compensation over the preceding five years, the executive can be forced by section 4999 to pay a 20% excise tax on the portion of the change-incontrol benefits that exceeds the executive's five-year average W-2 reported compensation, and under section 280G the employer forfeits its compensation expense deduction for benefits that are subject to the excise tax. The calculation of total change-in-control benefits is a very complicated one, taking into account all change-in-control benefits, whether under a severance or employment agreement, a salary continuation agreement, a stock option plan, another retirement plan, and so on.

         The amount of the additional payment that could be required under the July 10, 2001 salary continuation agreement if the "golden parachute" provisions of the Internal Revenue Code apply is the amount necessary to compensate Mr. Holden for his excise taxes as well as for taxes payable on the additional gross-up payment itself. The net amount he receives is intended to be the amount he would have received if the "golden parachute" provisions of the Internal Revenue Code had not applied. The tax gross-up payment would not be deductible by FC Banc Corp. or The Farmers Citizens Bank.

         The Farmers Citizens Bank also has agreed to pay legal fees incurred by Mr. Holden associated with the interpretation, enforcement, or defense of his rights under the Salary Continuation Agreement, after a "change of control" occurs, up to a maximum of $500,000. Upon Mr. Holden's death, The Farmers Citizens Bank's obligation to make payments under the Salary Continuation Agreement cease.

         Mr. Holden and The Farmers Citizens Bank also are parties to a Split Dollar Agreement dated February 20, 1997 and a Split Dollar Agreement dated July 10, 2001, pursuant to which, under certain specified circumstances, certain specified life insurance benefits were to have been provided to Mr. Holden's beneficiaries in the event of his death. The July 10, 2001 Split Dollar Agreement relates to an insurance policy acquired by The Farmers Citizens Bank in 1998 on Mr. Holden's life, and the premium paid for that policy by The Farmers Citizens Bank in 1998 is not reflected in the Summary Compensation Table included elsewhere in this Proxy Statement. The Farmers Citizens Bank owns the cash surrender value, including accumulated policy earnings, in that policy. Under his Employment Agreement, Mr. Holden has the right to purchase any life insurance policies held on his life by The Farmers Citizen Bank for their current cash value.

         Stock Options. No stock options were granted by FC Banc Corp. in 2001 to the individual(s) named in the Summary Compensation Table. The following table shows the number of shares of FC Banc Corp. common stock acquired during 2001 or acquirable upon exercise of options by the individual(s) named in the Summary Compensation Table. The table also indicates the extent to which the options were exercisable at December 31, 2001, as well as the approximate value of the options based on the estimated fair market value of FC Banc Corp. common stock on December 31, 2001.

                                                         Number of securities underlying      Dollar value of unexercised in-the-
                                                    unexercised options at fiscal year end    money options at fiscal year end (1)
               Number of shares
Name          acquired on exercise   Dollar value realized     Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
G.W. Holden ...      0                    ........               14,960          5,290             $0             $0


(1) In general, a stock option is "in-the-money" when the stock's market value exceeds the option exercise price. The value of unexercised options equals the estimated market value of a share acquirable upon exercise of an option at December 31, 2001, less the exercise price, multiplied by the number of shares acquirable upon exercise of the options. FC Banc Corp. common stock is quoted on the OTC Bulletin Board of NASD Regulation, Inc. However, there is limited trading activity in the stock, and therefore limited price data are available. Solely for purposes of the preceding table and for no other purpose, FC Banc Corp. has estimated the per share market value of the common stock at December 31, 2001 as $21. Shareholders are cautioned that this figure is an estimate only. The estimate does not necessarily reflect the price shareholders may obtain upon sale of their stock or the price at which shares of common stock may be acquired, nor should the estimate be taken to represent management's or the board's estimate of the intrinsic value or appropriate market value of the shares.

         Options granted under the 1997 Stock Option and Incentive Plan generally become exercisable in five equal annual installments, the first 20% becoming exercisable on the first anniversary of the date of grant. However, the 1997 Stock Option and Incentive Plan provides that options not yet exercisable become fully exercisable (1) if a tender offer or exchange offer for shares of FC Banc Corp. common stock is commenced by a person or firm other than FC Banc Corp., or (2) if the shareholders of FC Banc Corp. approve an agreement whereby FC Banc Corp. will cease to be an independent, publicly owned company or whereby FC Banc Corp. agrees to a sale of all or substantially all of its assets.

         Change in Control Arrangements for Selected Officers. FC Banc Corp. and The Farmers Citizens Bank have also entered into severance agreements with nine officers and employees. The severance agreements provide for continued salary payments for periods ranging variously from three or six months to one year. Severance would be payable if the officers or employees are terminated within six months after a change in control, excepting termination for cause. The severance agreements define change in control to include sale of substantially all of FC Banc Corp.'s assets; acquisition of 25% or more of FC Banc Corp.'s common stock by a person or by a group acting in concert; a change over a two-year period in the directors constituting a majority of the board of FC Banc Corp. or The Farmers Citizens Bank at the beginning of the period (unless the new directors are first approved by at least 2/3 of the board, as all directors have been); merger of FC Banc Corp. into another corporation resulting in less than 50% of the surviving corporation's shares being held by persons who were FC Banc Corp. shareholders before the merger; or entry by FC Banc Corp. into any agreement for the foregoing transactions. Officers and employees would also be entitled to severance if they terminate service for "good reason" within 6 months after a change in control. For this purpose, "good reason" includes a reduction in their responsibilities, salary or benefits or relocation outside of Bucyrus, Ohio.

         The board recommends a vote "FOR" the three identified nominees to serve as director for a term expiring at the annual meeting in 2005

SECOND PROPOSAL - RATIFICATION OF INDEPENDENT AUDITOR

         Ratification. FC Banc Corp.'s independent auditor for the fiscal year ended December 31, 2001 was S.R. Snodgrass, A.C. The board has selected S.R. Snodgrass, A.C. to be independent auditor for the fiscal year ending December 31, 2002. This appointment is being presented to the shareholders for ratification.

         One or more members of S.R. Snodgrass, A.C. are expected to be present at the meeting. The representative(s) of the independent auditor will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

         Auditor Independence. The audit committee of the board believes that the non-audit services provided by S.R. Snodgrass, A.C. are compatible with maintaining the auditor's independence. None of the time devoted by S.R. Snodgrass, A.C. on its engagement to audit FC Banc Corp.'s financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than S.R. Snodgrass, A.C. employees.

         Change in Independent Auditors. With the recommendation of the Audit Committee, FC Banc Corp.'s board determined on July 17, 2001 to dismiss Dixon, Francis, Davis & Company and engage S.R. Snodgrass, A.C. as FC Banc Corp.'s independent auditor, effective October 1, 2001. The audit reports of Dixon, Francis, Davis & Company on the consolidated financial statements of FC Banc Corp. and subsidiary as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the two fiscal years ended December 31, 2000 and the subsequent interim period through September 30, 2001, there were no disagreements with Dixon, Francis, Davis & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Dixon, Francis, Davis & Company would have caused Dixon, Francis, Davis & Company to make reference to the subject matter of the disagreement in connection with Dixon, Francis, Davis & Company's opinions. Additionally, there were no disagreements with Dixon, Francis, Davis & Company regarding any of these matters, either those resolved to their satisfaction or those not resolved to their satisfaction. None of the events listed in Item 304(a)(1)(v)(A) through
(D) of Regulation S-K of the Securities and Exchange Commission occurred during the fiscal years ended December 31, 2000 or 1999 or the subsequent interim period from January 1, 2001 through September 30, 2001. During the fiscal years ended December 31, 2000 and 1999 and the subsequent interim period from January 1, 2001 through September 30, 2001, there was no consultation with S.R. Snodgrass, A.C. regarding: (1) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on FC Banc Corp.'s financial statements; or (2) any matter that was the subject of disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

         The board of directors recommends that shareholders vote "FOR" ratification of the appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2002

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         During 2001, certain directors and executive officers of FC Banc Corp. and the bank, and their associates, were customers of and had banking transactions with the bank in the ordinary course of business. Directors Dostal, Drouhard, Gernert, Hord, Kimerline and Spreng or their associates and affiliated entities were borrowers of the bank in 2001 and continue to be in 2002. FC Banc Corp. expects that these relationships and transactions will continue in the future. Director Hord is President of Hord Livestock Company, Inc., to which the bank has extended credit in the ordinary course of business. Director Kimerline is President of Bucyrus Road Materials, Inc. and an officer of BuE Comp, Inc., which are also indebted to the bank for credit extended in the ordinary course of business. Director John O. Spreng, Jr. is Vice President of Longacre Farms, Inc., which is indebted to the bank for credit extended in the ordinary course of business.

         Director Gernert is a partner of the law firm of Kennedy, Purdy, Hoeffel, & Gernert, LLC, which performs legal services for FC Banc Corp. and The Farmers Citizens Bank. During 2001, Kennedy, Purdy, Hoeffel, & Gernert, LLC was paid $70,078 for legal services rendered to FC Banc Corp. and the bank. Of that amount, $22,749 was paid by mortgage customers of the bank for services rendered by Kennedy, Purdy, Hoeffel, & Gernert, LLC in connection with real estate transactions in which the bank acted as mortgage lender. The bank has also extended credit to Mr. Gernert in his individual capacity in the ordinary course of business.

         All loans and loan commitments included in such transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by FC Banc Corp. or the bank. Except as may be disclosed herein, the existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS

         The proxy solicited by management confers discretionary authority to vote on any matters that properly come before the annual meeting or any adjournments thereof. Section 1.9 of FC Banc Corp.'s regulations states that no business is eligible for consideration at an annual or special meeting of shareholders

               o unless it is proposed by a majority of FC Banc Corp.'s board,
                 or
               o unless a written statement setting forth the business and the purpose therefor is delivered to the board at least 60 days before the annual or special meeting.

         FC Banc Corp. has not received notice of any matter to be brought before the annual meeting other than the matters referred to in this proxy statement. If any other matter is properly brought before the 2002 annual meeting, the persons named as proxies will vote thereon in accordance with their best judgement.

         Shareholders desiring to submit proposals for inclusion in the proxy materials of FC Banc Corp. for the 2003 Annual Meeting of Shareholders must submit the proposals to FC Banc Corp. at its executive offices no later than October 29, 2002. FC Banc Corp. will not be required to include in its proxy statement or form of proxy for the 2003 Annual Meeting of Shareholders a shareholder proposal that is received after that date or that otherwise fails to satisfy the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

         If a shareholder intends to present a proposal at the 2003 Annual Meeting of Shareholders without seeking to include the proposal in FC Banc Corp.'s proxy materials for that meeting, the shareholder must give advance notice to FC Banc Corp. The shareholder must give notice at least 45 days before the date in 2003 corresponding to the mailing date of this proxy statement for the 2002 Annual Meeting of Shareholders. This proxy statement is being mailed to shareholders on or about March 7, 2002. The date that is 45 days before the corresponding mailing date in 2003 is therefore January 21, 2003. Accordingly, a shareholder who desires to present a proposal at the 2003 Annual Meeting of Shareholders without seeking to include the proposal in FC Banc Corp.'s proxy materials for that meeting should provide notice of the proposal to FC Banc Corp. no later than January 21, 2003. If the shareholder fails to do so, FC Banc Corp.'s management proxies for the 2003 Annual Meeting of Shareholders will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in FC Banc Corp.'s proxy materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires FC Banc Corp.'s directors and executive officers, as well as any person who owns more than 10% of a registered class of FC Banc Corp.'s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of FC Banc Corp. stock. Based solely on review of the copies of such reports furnished to FC Banc Corp. and written representations to FC Banc Corp., to FC Banc Corp.'s knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2001.

GENERAL

         The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies on the proxy a choice with respect to a proposal to be acted upon, the proxy will be voted in accordance with such specifications. If no choice is specified, the proxy will be voted FOR election of the nominees identified herein and FOR ratification of FC Banc Corp.'s independent auditor.

         The entire cost of soliciting proxies for use at the annual meeting will be borne by FC Banc Corp. Proxies may be solicited by officers, directors, and regular employees of FC Banc Corp. or The Farmers Citizens Bank personally, by mail, or by telephone or telegraph. FC Banc Corp. will reimburse brokers, custodian banks, nominees, and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals.

INFORMATION AVAILABLE TO SHAREHOLDERS

         Our annual report accompanies or precedes this proxy statement. Additional copies of the annual report may be obtained without charge by writing to Coleman J. Clougherty, FC Banc Corp., 123 North Sandusky Avenue, P.O. Box 567, Bucyrus, Ohio 44820.

         FC Banc Corp. is required to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and rules thereunder. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC's internet web site at www.sec.gov.

         A COPY OF FC BANC CORP.'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST
TO: CORPORATE SECRETARY, FC BANC CORP., 123 NORTH SANDUSKY AVENUE, P.O. BOX 567, BUCYRUS, OHIO 44820.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                  FC BANC CORP.

         The undersigned shareholder of FC Banc Corp. hereby constitutes and appoints Coleman J. Clougherty and John O. Spreng, Jr., and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of FC Banc Corp. to be held on March 27, 2002, and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Annual Meeting:

                                                                                                 WITHHOLD VOTE FOR
PROPOSAL-- ELECTION OF DIRECTORS                                            FOR ALL NOMINEES       ALL NOMINEES
-----------------------------------------------------------------------  --------------------- ---------------------
1)       To elect the three nominees identified below as directors for             0                    0
          terms of three years and until their successors are elected and qualified.................................................

          Instruction:  To withhold your vote for any individual nominee, strike a line through the nominee's name:
                  Patrick J. Drouhard                   Samuel J. Harvey         Charles W. Kimerline


OTHER PROPOSALS                                                                FOR            AGAINST       ABSTAIN
-----------------------------------------------------------------------  -----------------  ------------  ----------
2)       To ratify the appointment of S.R. Snodgrass, A.C. as                   0                0              0
          independent auditor of FC Banc Corp. for the fiscal year
          ending December 31, 2002.....................................


         The board recommends voting FOR election of the identified nominees and FOR proposal 2

         The Annual Meeting will commence at 1:00 p.m. Please indicate below whether you expect to attend.

                           I will attend the Annual Meeting
         ----------------

                          I do not expect to attend the Annual Meeting
         ---------------

               (Continued, and to be signed, on the reverse side)

                          (Continued from reverse side)

         The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted "FOR" election of the nominees identified above, "FOR" Proposal 2 and in the best judgment of the proxies on such other matters as may properly come before the Annual Meeting.

         The undersigned acknowledges receipt from FC Banc Corp., before execution of this proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report.


Dated:                     , 2002           ____________________________________
       -------------------                  Signature


                                            ____________________________________
                                            Signature

                                            Please sign exactly as your name
                                            appears on this card. When signing
                                            as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give your full title. If
                                            shares are held jointly, each holder
                                            should sign.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the propositions stated. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The board knows of no other business to be presented at the meeting.

Please mark, sign, date and return this proxy promptly using the postage-paid, self-addressed envelope provided